Exhibit 99.1

The J. M. Smucker Company Announces Fiscal 2019 Fourth Quarter Results and Fiscal 2020 Outlook

ORRVILLE, Ohio, June 6, 2019 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the fourth quarter ended April 30, 2019, of its 2019 fiscal year. Financial results for the fourth quarter and fiscal year include the contribution from Ainsworth Pet Nutrition, LLC ("Ainsworth"), which was acquired on May 14, 2018, and reflect the divestiture of the Company's U.S. baking business on August 31, 2018. All comparisons are to the fourth quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

  Net sales increased $120.8 million, or 7 percent, driven by the addition of Ainsworth and the Company's growth brands.
  Net income per diluted share was $0.63, including a noncash impairment charge related to the Natural Foods business within the U.S. Retail Consumer Foods segment.
  Adjusted earnings per share was $2.08, an increase of 8 percent.
  For the full year, net income per diluted share was $4.52. Adjusted earnings per share was $8.29, an increase of 4 percent.
  Cash provided by operating activities was $274.2 million, compared to $314.4 million in the prior year.
  Free cash flow was $181.6 million in the quarter and $781.4 million for the full year.
  The Company provided its fiscal 2020 outlook, with expected net sales growth of 1 to 2 percent and adjusted earnings per share to range from $8.45 to $8.65.

CHIEF EXECUTIVE OFFICER REMARKS

"We are pleased with the progress that we made during the year towards executing against our strategic plan, which supported fourth quarter adjusted earnings growth of 8 percent and full-year adjusted earnings growth of 4 percent. We successfully integrated Ainsworth, extending our leadership in pet foods, while our key growth brands delivered double-digit sales growth, demonstrating the power of our brands when supported by ongoing product innovation, including 1850® coffee and Jif Power Ups®. We continued to focus on productivity, allowing us to deliver on our cost reduction targets for the year, providing fuel for investment in future growth."

"As we transition to fiscal year 2020, our organization is committed to delivering on its growth imperatives to lead in the best categories, build brands consumers love, and be everywhere our consumers want us to be. Disciplined investment in our brands across pet food, coffee, and snacking leaves us well-positioned to drive sustainable financial growth and enhance shareholder value for the long term."

FOURTH QUARTER CONSOLIDATED RESULTS

	Three Months Ended April 30,
			% Increase
	2019	2018	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$1,902.1	$1,781.3	7%

Operating income	$153.6	$312.7	(51%)
Adjusted operating income	353.3	352.1	-

Net income per common share – assuming dilution	$0.63	$1.64	(62%)
Adjusted earnings per share – assuming dilution	2.08	1.93	8%

Weighted-average shares outstanding – assuming dilution	113.8	113.6	-

Net Sales
Net sales increased 7 percent, reflecting a $200.8 million contribution from the Ainsworth acquisition, partially offset by the impact of $75.0 million of noncomparable net sales in the prior year attributed to the divestiture of the U.S. baking business.

Excluding items impacting comparability, net sales decreased $5.0 million, primarily driven by $4.4 million of unfavorable foreign currency exchange. Lower net price realization, primarily in coffee and peanut butter, impacted net sales by 3 percentage points and was mostly offset by favorable volume/mix, as the lowered price points resulted in volume gains in their respective categories.

Operating Income
Gross profit in the fourth quarter increased $1.9 million, with the addition of Ainsworth being mostly offset by a $44.9 million unfavorable change in derivative gains and losses and a $21.7 million impact from the divested U.S. baking business. In addition, lower net price realization was offset by favorable volume/mix and lower input costs, notably for coffee. Operating income decreased $159.1 million, or 51 percent, primarily reflecting a $97.9 million noncash goodwill impairment charge related to the Natural Foods business within the U.S. Retail Consumer Foods segment and a $45.8 million increase in selling, distribution, and administrative ("SD&A") expenses primarily related to the acquisition of Ainsworth. The impairment was driven by a reduction in long-term net sales and profitability projections for the beverage and ancient grains categories, reflecting an increased strategic focus on higher growth categories.

On a non-GAAP basis, adjusted gross profit increased $46.8 million, or 7 percent, reflecting the exclusion of the $44.9 million unfavorable change in unallocated derivative gains and losses. Adjusted operating income increased $1.2 million, reflecting the exclusion of the impairment charge, unallocated derivative gains and losses, special project costs, and amortization expense.

Interest Expense, Other Income (Expense), and Income Taxes
As a result of the Ainsworth acquisition and higher interest rates, net interest expense increased $1.7 million over the prior year, which included non-capitalized financing costs related to the acquisition.

The effective income tax rate was 29.8 percent compared to 29.6 percent in the prior year. On a non-GAAP basis, the adjusted effective income tax rate was 21.4 percent compared to 27.6 percent in the prior year. The adjusted effective income tax rate reflects the exclusion of certain discrete tax adjustments related to goodwill impairment charges and income tax reform. The favorable adjusted tax rate compared to the prior year reflects a reduced statutory rate and the integration of Ainsworth. The full-year adjusted effective income tax rate was 25.5 percent compared to 28.0 percent in the prior year, primarily reflecting the full-year benefit of a lower statutory tax rate due to U.S. income tax reform.

Cash Flow and Debt
Cash provided by operating activities was $274.2 million, compared to $314.4 million in the prior year driven primarily by deferred income taxes, partially offset by a benefit from other-net operating activities. Free cash flow was $181.6 million, compared to $202.8 million in the prior year, reflecting the decrease in cash provided by operating activities partially offset by a $19.0 million reduction in capital expenditures. Net debt repayments in the quarter totaled $178.0 million.

FULL-YEAR OUTLOOK

The Company provided its full-year fiscal 2020 guidance as summarized below:

Net sales increase vs prior year	1% - 2%
Adjusted earnings per share	$8.45 - $8.65
Free cash flow (in millions)	$875 - $925
Capital expenditures (in millions)	$300 - $320
Effective tax rate	24.5% - 25.0%

Net sales are expected to increase 1 to 2 percent compared to the prior year, which incorporates the loss of $105.9 million of sales in the first 4 months of fiscal 2019 related to the divested U.S. baking business and incremental noncomparable sales for Ainsworth. On a comparable basis, net sales are expected to increase more than 2 percent.

Adjusted earnings per share is expected to range from $8.45 to $8.65, based on 114.0 million shares outstanding. The anticipated year-over-year increase in earnings reflects the contribution from increased sales, gross profit margin slightly above the prior year, and the benefit of a lower effective tax rate, partially offset by a slight increase in SD&A costs.

FOURTH QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q4 Results	$526.3	$170.5	32.4%
Increase (decrease) vs prior year	4%	10%	170bps

Segment net sales increased $19.4 million as volume/mix growth across all brands, including double-digit increases for the Dunkin' Donuts® and Café Bustelo® brands, contributed 8 percentage points. Favorable volume/mix was partially offset by 4 percentage points from lower net price realization, due to increased trade spend supported by lower green coffee costs.

Segment profit increased $15.0 million primarily due to favorable volume/mix and the net benefit of lower input costs and lower net price realization, which more than offset increased marketing expense.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q4 Results	$393.6	$78.6	20.0%
Increase (decrease) vs prior year	(15%)	(31%)	-460bps

Segment net sales decreased $67.9 million, reflecting $72.5 million of noncomparable net sales in the prior year related to the divested U.S. baking business. Excluding the noncomparable results, net sales increased 1 percent, reflecting a favorable volume/mix contribution of 10 percentage points primarily driven by Jif®, with the Crisco® and Smucker's® brands also contributing. The favorable volume/mix was mostly offset by the impact of lower net price realization, reflecting declines for Jif® peanut butter, Crisco® oils, and Smucker's® fruit spreads.

Segment profit decreased $35.0 million, reflecting $11.5 million of noncomparable segment profit in the prior year related to the U.S. baking business. Excluding the impact of the divestiture, segment profit decreased $23.5 million, primarily attributable to the net impact of lower pricing and favorable input costs, partially offset by favorable volume/mix.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q4 Results	$721.2	$131.2	18.2%
Increase (decrease) vs prior year	35%	29%	-90bps

Segment net sales increased $188.7 million, reflecting the $200.8 million contribution from Ainsworth. Excluding Ainsworth, net sales declined $12.1 million, which included a $16.4 million impact related to the exit of certain private label businesses and the remaining impact from the discontinuation of Gravy Train® wet dog food products. Volume/mix reduced net sales by 3 percentage points as the exited businesses and declines for the Milk-Bone® brand were partially offset by gains for the Meow Mix® and Nature's Recipe® brands. Net price realization was neutral, primarily due to gains for the Milk-Bone® brand being offset by declines for the Natural Balance® brand.

Segment profit increased $29.6 million, reflecting the addition of Ainsworth. Excluding Ainsworth, segment profit decreased $5.1 million, as higher input costs and increased marketing were partially offset by favorable SD&A expenses and favorable volume/mix.

International and Away From Home

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q4 Results	$261.0	$45.9	17.6%
Increase (decrease) vs prior year	(7%)	(10%)	-60bps

Segment net sales decreased $19.4 million, or 7 percent, reflecting a 3 percentage point decrease due to volume/mix, unfavorable foreign currency exchange, lower net price realization, and the impact of $2.5 million of noncomparable net sales in the prior year related to the divested U.S. baking business. The decline in volume/mix was primarily driven by declines for the Folgers® brand, partially offset by gains for the Smucker's® brand.

Segment profit decreased $5.2 million primarily reflecting the impact of lower net sales, costs related to the construction of the Longmont facility, and foreign currency exchange.

Conference Call
The Company will conduct an earnings conference call and webcast today, June 6, 2019, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements
This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to achieve synergies and cost savings related to the Ainsworth acquisition in the amounts and within the time frames currently anticipated; the ability to achieve cost savings related to cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to meet the Company's cash deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company
Inspired by more than 120 years of business success and five generations of family leadership, The J. M. Smucker Company makes food that people and pets love. The Company's portfolio of 40+ brands, which are found in 90 percent of U.S. homes and countless restaurants, include iconic products consumers have always loved such as Folgers®, Jif®, and Milk-Bone® plus new favorites like Café Bustelo®, Smucker's® Uncrustables®, and Rachael Ray™ Nutrish®. Over the past two decades, the Company has grown rapidly by thoughtfully acquiring leading and emerging brands, while ensuring the business has a positive impact on its 7,000+ employees, the communities it is a part of, and the planet. For more information about The J. M. Smucker Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Dunkin' Donuts® is a registered trademark of DD IP Holder LLC, and Rachael Ray® is a registered trademark of Ray Marks Co. LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants.

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Income

	Three Months Ended April 30,			Year Ended April 30,
			% Increase			% Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$1,902.1	$1,781.3	7%	$7,838.0	$7,357.1	7%
Cost of products sold	1,209.7	1,090.8	11%	4,922.3	4,521.0	9%
Gross Profit	692.4	690.5	-	2,915.7	2,836.1	3%
Gross margin	36.4%	38.8%		37.2%	38.5%

Selling, distribution, and administrative expenses	369.8	324.0	14%	1,508.6	1,362.9	11%
Amortization	60.4	52.1	16%	240.3	206.8	16%
Goodwill impairment charges	97.9	-	n/a	97.9	145.0	(32%)
Other intangible assets impairment charges	-	-	n/a	107.2	31.9	n/m
Other special project costs	12.2	3.0	n/m	64.1	45.4	41%
Other operating expense (income) - net	(1.5)	(1.3)	15%	(31.0)	0.1	n/m
Operating Income	153.6	312.7	(51%)	928.6	1,044.0	(11%)
Operating margin	8.1%	17.6%		11.8%	14.2%

Interest expense - net	(49.1)	(47.4)	4%	(207.9)	(174.1)	19%
Other income (expense) - net	(2.6)	(1.1)	136%	(19.1)	(8.9)	115%
Income Before Income Taxes	101.9	264.2	(61%)	701.6	861.0	(19%)
Income tax expense (benefit)	30.4	78.3	(61%)	187.2	(477.6)	(139%)
Net Income	$71.5	$185.9	(62%)	$514.4	$1,338.6	(62%)

Net income per common share	$0.63	$1.64	(62%)	$4.52	$11.79	(62%)

Net income per common share –
assuming dilution	$0.63	$1.64	(62%)	$4.52	$11.78	(62%)

Dividends declared per common share	$0.85	$0.78	9%	$3.40	$3.12	9%

Weighted-average shares outstanding	113.7	113.6	-	113.7	113.6	-
Weighted-average shares outstanding –
assuming dilution	113.8	113.6	-	113.7	113.6	-

The J. M. Smucker Company Unaudited Condensed Consolidated Balance Sheets

	April 30, 2019	April 30, 2018
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$101.3	$192.6
Trade receivables, less allowance for doubtful accounts	503.8	385.6
Inventories	910.3	854.4
Other current assets	109.8	122.4
Total Current Assets	1,625.2	1,555.0

Property, Plant, and Equipment - Net	1,912.4	1,729.1

Other Noncurrent Assets:
Goodwill	6,310.9	5,942.2
Other intangible assets - net	6,718.8	5,916.5
Other noncurrent assets	144.0	158.4
Total Other Noncurrent Assets	13,173.7	12,017.1
Total Assets	$16,711.3	$15,301.2

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$591.0	$512.1
Current portion of long-term debt	798.5	-
Short-term borrowings	426.0	144.0
Other current liabilities	526.0	377.7
Total Current Liabilities	2,341.5	1,033.8

Noncurrent Liabilities:
Long-term debt, less current portion	4,686.3	4,688.0
Other noncurrent liabilities	1,713.0	1,688.3
Total Noncurrent Liabilities	6,399.3	6,376.3

Shareholders' Equity	7,970.5	7,891.1
Total Liabilities and Shareholders' Equity	$16,711.3	$15,301.2

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
	(Dollars in millions)

Operating Activities
Net income	$71.5	$185.9	$514.4	$1,338.6
Adjustments to reconcile net income to net cash
provided by (used for) operations:
Depreciation	51.9	49.1	206.0	206.3
Amortization	60.4	52.1	240.3	206.8
Goodwill impairment charges	97.9	-	97.9	145.0
Other intangible assets impairment charges	-	-	107.2	31.9
Share-based compensation expense	4.2	(1.4)	20.7	15.4
Gain on divestiture	(0.1)	-	(27.7)	-
Deferred income tax expense (benefit)	(93.5)	(11.5)	(93.5)	(803.4)
Loss on disposal of assets – net	0.8	1.3	4.5	6.6
Other noncash adjustments – net	0.3	(0.3)	1.2	3.7
Defined benefit pension contributions	(9.2)	(7.2)	(29.3)	(39.6)
Changes in assets and liabilities, net of effect
from acquisition and divestiture:
Trade receivables	(1.6)	36.1	(53.0)	54.7
Inventories	13.5	52.4	(5.3)	54.0
Accounts payable and accrued items	48.5	11.9	110.4	39.5
Income and other taxes	41.7	5.2	51.8	(28.7)
Other - net	(12.1)	(59.2)	(4.4)	(12.8)
Net Cash Provided by (Used for) Operating Activities	274.2	314.4	1,141.2	1,218.0

Investing Activities
Business acquired, net of cash acquired	-	-	(1,903.0)	-
Additions to property, plant, and equipment	(92.6)	(111.6)	(359.8)	(321.9)
Proceeds from divestiture	(1.9)	-	369.5	-
Proceeds from disposal of property, plant, and equipment	0.6	4.5	1.1	13.4
Other - net	(7.5)	1.3	(32.0)	30.9
Net Cash Provided by (Used for) Investing Activities	(101.4)	(105.8)	(1,924.2)	(277.6)

Financing Activities
Short-term borrowings (repayments) - net	(78.0)	(110.0)	282.0	(310.0)
Proceeds from long-term debt	-	-	1,500.0	799.6
Repayments of long-term debt	(100.0)	-	(700.0)	(1,050.3)
Quarterly dividends paid	(96.5)	(88.9)	(377.9)	(350.3)
Purchase of treasury shares	(0.2)	(0.1)	(5.4)	(7.0)
Other - net	0.1	2.2	0.3	(4.0)
Net Cash Provided by (Used for) Financing Activities	(274.6)	(196.8)	699.0	(922.0)
Effect of exchange rate changes on cash	(3.4)	(5.4)	(7.3)	7.4
Net increase (decrease) in cash and cash equivalents	(105.2)	6.4	(91.3)	25.8
Cash and cash equivalents at beginning of period	206.5	186.2	192.6	166.8
Cash and Cash Equivalents at End of Period	$101.3	$192.6	$101.3	$192.6

The J. M. Smucker Company Unaudited Supplemental Schedule

	Three Months Ended April 30,				Year Ended April 30,
		% of		% of		% of		% of
	2019	Net Sales	2018	Net Sales	2019	Net Sales	2018	Net Sales
	(Dollars in millions)

Net sales	$1,902.1		$1,781.3		$7,838.0		$7,357.1
Selling, distribution,
and administrative expenses:
Marketing	126.8	6.7%	92.0	5.2%	538.2	6.9%	427.7	5.8%
Selling	59.0	3.1%	55.6	3.1%	250.9	3.2%	243.1	3.3%
Distribution	63.0	3.3%	57.3	3.2%	259.5	3.3%	237.8	3.2%
General and administrative	121.0	6.4%	119.1	6.7%	460.0	5.9%	454.3	6.2%
Total selling, distribution, and
administrative expenses	$369.8	19.4%	$324.0	18.2%	$1,508.6	19.2%	$1,362.9	18.5%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Reportable Segments

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$526.3	$506.9	$2,122.3	$2,086.8
U.S. Retail Consumer Foods	393.6	461.5	1,761.5	1,985.6
U.S. Retail Pet Foods	721.2	532.5	2,879.5	2,165.3
International and Away From Home	261.0	280.4	1,074.7	1,119.4
Total net sales	$1,902.1	$1,781.3	$7,838.0	$7,357.1

Segment profit:
U.S. Retail Coffee	$170.5	$155.5	$676.3	$612.4
U.S. Retail Consumer Foods	78.6	113.6	406.1	475.3
U.S. Retail Pet Foods	131.2	101.6	503.4	439.4
International and Away From Home	45.9	51.1	198.5	200.1
Total segment profit	$426.2	$421.8	$1,784.3	$1,727.2
Amortization	(60.4)	(52.1)	(240.3)	(206.8)
Goodwill impairment charges	(97.9)	-	(97.9)	(145.0)
Other intangible assets impairment charges	-	-	(107.2)	(31.9)
Interest expense - net	(49.1)	(47.4)	(207.9)	(174.1)
Unallocated derivative gains (losses)	(29.2)	15.7	(54.2)	37.3
Cost of products sold - special project costs	-	-	-	(3.9)
Other special project costs	(12.2)	(3.0)	(64.1)	(45.4)
Corporate administrative expenses	(72.9)	(69.7)	(292.0)	(287.5)
Other income (expense) - net	(2.6)	(1.1)	(19.1)	(8.9)
Income before income taxes	$101.9	$264.2	$701.6	$861.0

Segment profit margin:
U.S. Retail Coffee	32.4%	30.7%	31.9%	29.3%
U.S. Retail Consumer Foods	20.0%	24.6%	23.1%	23.9%
U.S. Retail Pet Foods	18.2%	19.1%	17.5%	20.3%
International and Away From Home	17.6%	18.2%	18.5%	17.9%

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, including: net sales excluding acquisition, divestiture, and foreign currency exchange; adjusted gross profit; adjusted operating income; adjusted income; adjusted earnings per share; earnings before interest, taxes, depreciation, amortization, and impairment charges related to intangible assets ("EBITDA (as adjusted)"); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that investors' understanding of its performance is enhanced by disclosing these performance measures. Furthermore, these non-GAAP financial measures are used by management in preparation of the annual budget and for the monthly analyses of its operating results. The Board of Directors also utilizes certain non-GAAP financial measures as components for measuring performance for incentive compensation purposes.

Non-GAAP measures exclude certain items affecting comparability, that can significantly affect the year-over-year assessment of operating results, which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs ("special project costs"), and unallocated gains and losses on commodity and foreign currency exchange derivatives ("unallocated derivative gains and losses"). The special project costs relate to specific integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. During 2018, we expanded our non-GAAP measures to also exclude certain one-time discrete tax adjustments. These adjustments, which were finalized in 2019, include the effect of the one-time items associated with U.S. income tax reform, comprised of the remeasurement of our U.S. deferred tax assets and liabilities and the recognition of the transition tax. Also included in the one-time discrete tax adjustments are the permanent tax impacts related to the goodwill impairment charges recorded during 2019 and 2018. We believe that excluding these one-time discrete tax adjustments in our non-GAAP measures provides comparability across the periods presented.

These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the "Unaudited Non-GAAP Financial Measures" tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2020 outlook.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended April 30,				Year Ended April 30,
			Increase				Increase
	2019	2018	(Decrease)%		2019	2018	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$1,902.1	$1,781.3	$120.8	7%	$7,838.0	$7,357.1	$480.9	7%
Acquisition	(200.8)	-	(200.8)	(11%)	(747.0)	-	(747.0)	(10%)
Divestiture	-	(75.0)	75.0	4%	-	(254.0)	254.0	3%
Net sales excluding acquisition and divestiture	1,701.3	1,706.3	(5.0)	-	7,091.0	7,103.1	(12.1)	-
Foreign currency exchange	4.4	-	4.4	-	13.7	-	13.7	-
Net sales excluding acquisition, divestiture,
and foreign currency exchange	$1,705.7	$1,706.3	($0.6)	-	$7,104.7	$7,103.1	$1.6	-

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$692.4	$690.5	$2,915.7	$2,836.1
Unallocated derivative losses (gains)	29.2	(15.7)	54.2	(37.3)
Cost of products sold - special project costs	-	-	-	3.9
Adjusted gross profit	$721.6	$674.8	$2,969.9	$2,802.7
% of net sales	37.9%	37.9%	37.9%	38.1%

Operating income reconciliation:
Operating income	$153.6	$312.7	$928.6	$1,044.0
Amortization	60.4	52.1	240.3	206.8
Goodwill impairment charges	97.9	-	97.9	145.0
Other intangible assets impairment charges	-	-	107.2	31.9
Unallocated derivative losses (gains)	29.2	(15.7)	54.2	(37.3)
Cost of products sold - special project costs	-	-	-	3.9
Other special project costs	12.2	3.0	64.1	45.4
Adjusted operating income	$353.3	$352.1	$1,492.3	$1,439.7
% of net sales	18.6%	19.8%	19.0%	19.6%

Net income reconciliation:
Net income	$71.5	$185.9	$514.4	$1,338.6
Income tax expense (benefit)	30.4	78.3	187.2	(477.6)
Amortization	60.4	52.1	240.3	206.8
Goodwill impairment charges	97.9	-	97.9	145.0
Other intangible assets impairment charges	-	-	107.2	31.9
Unallocated derivative losses (gains)	29.2	(15.7)	54.2	(37.3)
Cost of products sold - special project costs	-	-	-	3.9
Other special project costs	12.2	3.0	64.1	45.4
Adjusted income before income taxes	$301.6	$303.6	$1,265.3	$1,256.7
Income taxes, as adjusted (A)	64.5	83.8	322.6	352.1
Adjusted income	$237.1	$219.8	$942.7	$904.6

Weighted-average common shares outstanding	113.1	113.0	113.1	113.0
Weighted-average participating shares outstanding	0.6	0.6	0.6	0.6
Total weighted-average shares outstanding	113.7	113.6	113.7	113.6
Dilutive effect of stock options	0.1	-	-	-
Total weighted-average shares outstanding - assuming dilution	113.8	113.6	113.7	113.6

Adjusted earnings per share – assuming dilution	$2.08	$1.93	$8.29	$7.96

(A)	Income taxes, as adjusted is based upon the Company's GAAP effective tax rate for the year ended April 30, 2019 and 2018, and reflects the impact of items excluded from GAAP net income to derive adjusted income. Income taxes, as adjusted has been further adjusted to reflect the exclusion of certain one-time discrete tax adjustments related to income tax reform and the goodwill impairment charges recorded during the three months and year ended April 30, 2019 and 2018.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended April 30,		Year Ended April 30,
	2019	2018	2019	2018
	(Dollars in millions)

EBITDA (as adjusted) reconciliation:
Net income	$71.5	$185.9	$514.4	$1,338.6
Income tax expense (benefit)	30.4	78.3	187.2	(477.6)
Interest expense - net	49.1	47.4	207.9	174.1
Depreciation	51.9	49.1	206.0	206.3
Amortization	60.4	52.1	240.3	206.8
Goodwill impairment charges	97.9	-	97.9	145.0
Other intangible assets impairment charges	-	-	107.2	31.9
EBITDA (as adjusted)	$361.2	$412.8	$1,560.9	$1,625.1
% of net sales	19.0%	23.2%	19.9%	22.1%

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$274.2	$314.4	$1,141.2	$1,218.0
Additions to property, plant, and equipment	(92.6)	(111.6)	(359.8)	(321.9)
Free cash flow	$181.6	$202.8	$781.4	$896.1

The following tables provide a reconciliation of the Company's fiscal 2020 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2020
	Low	High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$7.12	$7.31
Net cumulative unallocated (losses) gains (A)	(0.35)	(0.35)
Special project costs	0.13	0.13
Amortization	1.55	1.56
Adjusted earnings per share	$8.45	$8.65

(A) As unallocated derivative gains and losses vary each year based on market conditions and derivative positions taken, we do not project derivative gains or losses on a forward-looking basis. Therefore, the net cumulative unallocated (losses) gains in the table above reflects the net unallocated (losses) gains that have been recognized in GAAP results in 2019, but have not yet been allocated to our non-GAAP results as of April 30, 2019.

	Year Ending April 30, 2020
	Low	High
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$1,195	$1,225
Additions to property, plant, and equipment	(320)	(300)
Free cash flow	$875	$925

CONTACT: The J. M. Smucker Company: (330) 682-3000; Investors: Aaron Broholm, Vice President, Investor Relations; Media: Ray Hancart, Director, Communications & Media Relations